Exhibit 4.1

[Execution Version]

EIGHTH SUPPLEMENTAL INDENTURE

This Eighth Supplemental Indenture (this “Supplemental Indenture”), is entered into as of November 21, 2022, among Quotient Limited, a public limited liability no par value company formed under the laws of Jersey, Channel Islands (the “Issuer”), the Guarantors party hereto, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent executed and delivered an Indenture, dated as of October 14, 2016 (the “Original Indenture”), pursuant to which, on October 14, 2016, the Issuer issued an initial US$84,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2023 (referred to herein to reflect subsequent amendments and issuances as “Notes due 2025”) (the “Original Securities”);

WHEREAS, on December 4, 2018, March 5, 2021, May 24, 2021, October 13, 2021, June 2, 2022, July 6, 2022 and August 5, 2022, the Issuer, the Guarantors, the Trustee and the Collateral Agent entered into the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, respectively, to reflect certain amendments to the Original Indenture (such supplemental indentures, together with the Original Indenture, the “Indenture”);

WHEREAS, pursuant to the terms of the Original Indenture, on June 29, 2018, the Issuer issued an additional US$36,000,000 aggregate principal amount of the Issuer’s Notes due 2025, and, pursuant to the terms of the Original Indenture, as amended and supplemented by the First Supplemental Indenture, on May 15, 2019, the Issuer issued an additional US$25,000,000 aggregate principal amount of the Issuer’s Notes due 2025 (collectively, the “Additional Securities” and, together with the Original Securities, the “Securities”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuer, the Collateral Agent, the Guarantors and the Trustee may make certain amendments and supplements to the Indenture and the Securities only with the consent of each Holder of an outstanding Security affected (the “Requisite Unanimous Consent”);

WHEREAS, the owners or beneficial owners of all the outstanding Securities (the “Consenting Holders”) have consented to certain amendments to the Indenture and the Securities, in each case, by executing a form of consent substantially in the form attached hereto as Exhibit A (each, a “Consent” and, collectively, the “Consents”) and have authorized and directed the Trustee and the Collateral Agent to execute and deliver this Supplemental Indenture;

WHEREAS, the Issuer and the Guarantors have done all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantors, the Trustee and the Collateral Agent in accordance with the terms of the Indenture and have satisfied all other conditions required under Article 9 of the Indenture; and

WHEREAS, pursuant to Section 9.02 of the Indenture, each of the Trustee and the Collateral Agent is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the parties hereto and the Holders of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Capitalized Terms. All capitalized terms contained in this Supplemental Indenture shall, except as specifically provided for herein and except as the context may otherwise require, have the meanings given to such terms in the Indenture. In the event of any inconsistency between the Indenture and this Supplemental Indenture, this Supplemental Indenture shall govern. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Section 1.02. Section References. Section references contained in this Supplemental Indenture (other than in Article 2 hereof) are to sections in this Supplemental Indenture unless the context requires otherwise.

ARTICLE 2

AMENDMENTS

Section 2.01. Amendments. Pursuant to the terms of the Consents and the receipt of the Requisite Unanimous Consent:

(a) Section 1.01 of the Indenture is hereby amended by:

(i) adding the following definitions in their relevant alphabetical order:

““Eighth Supplemental Indenture” means that certain Eighth Supplemental Indenture, dated as of November 21, 2022, by and among the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent.

““Greensill Receivables” means accounts receivable owing or payable to the Issuer or any of its Subsidiaries in respect of the Issuer’s investment in supply chain financing funds managed by Credit Suisse Asset Management (CSAM), as further described in the Issuer’s Current Report on Form 8-K filed on March 12, 2021, whether in the form of cash or otherwise.”

““October 2022 Interest Amount” means $3,987,500.”

““PIK Securities” means Securities in an aggregate principal amount equal to the October 2022 Interest Amount, issued hereunder as payment “in-kind” of (and in satisfaction of any obligation to make a cash payment in respect of) accrued interest on the Securities that is due and payable on the Payment Date occurring on October 15, 2022 pursuant to the terms of the Securities.”

(ii) amending and restating the definition of “Permitted Notes Amount” as follows:

““Permitted Notes Amount” means, as of the date of the Eighth Supplemental Indenture, an aggregate amount equal to (i) $145,000,000, plus (ii) the October 2022 Interest Amount.”

(iii) amending and restating the definition of the definition of “Securities” as follows:

““Securities” means the Original Securities, the Additional Securities, the CE Marking Securities, and the PIK Securities.”

(b) Section 2.01(a) of the Indenture is hereby amended and restated in its entirety as follows:

“(a) Pursuant to the terms and conditions set forth in this Section 2.01, the aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to an amount equal to the Permitted Notes Amount.”

(c) New Section 2.01(e) of the Indenture is added to the Indenture and the existing Section 2.01(e) of the Indenture is reclassified as Section 2.01(f) of the Indenture and hereby amended and restated, in each case, as follows:

“(e) The Issuer may issue and deliver PIK Securities in accordance with the terms hereof in satisfaction of any obligation to pay interest due on the Securities in cash.

(f) The PIK Securities shall have the same terms as the Original Securities, the Additional Securities and the CE Marking Securities, except that the issuance price, the issuance date and the Initial Payment Date may vary. The Securities, including any Additional Securities, any CE Marking Securities and any PIK Securities, shall be treated as a single class for all purposes under this Indenture, including directions provided to the Trustee pursuant to Section 6.05, waivers, amendments, redemptions and offers to purchase, and shall rank on a parity basis in right of payment and security.”

(d) Section 2.02 of the Indenture is hereby amended by replacing the final sentence of Section 2.02 in its entirety with the following:

“The Securities shall be issuable only in registered form, without interest coupons, and in minimum denominations of $50,000 and any integral multiple of $1,000 in excess thereof (or in respect of any PIK Securities, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).”

(e) Section 2.03 of the Indenture is hereby amended by replacing the first sentence of Section 2.03 in its entirety with the following:

“The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (a) Original Securities for original issue on the Issue Date in an aggregate principal amount of $84,000,000, (b) subject to the terms and conditions set forth in Section 2.01(c), Additional Securities for original issue after the Additional Securities Triggering Event in an aggregate principal amount of $36,000,000, (c) subject to the terms and conditions set forth in Section 2.01(d), CE Marking Securities for original issue after the CE Marking Securities Triggering Event in an aggregate principal amount of up to $25,000,000, and (d) PIK Securities for original issue in an aggregate principal amount equal to the October 2022 Interest Amount.”

(f) Section 3.04 of the Indenture is hereby amended by replacing the fifth sentence of Section 3.04 in its entirety with the following:

“Securities and portions of them the Trustee selects shall be in amounts of $1,000 or any integral multiple of $1.00 in excess thereof.”

(g) Section 4.06 of the Indenture is hereby amended by:

(i) replacing Section 4.06(b)(i) in its entirety with the following:

“(i)(A) if the subject assets constitute ABL Collateral that secures First Priority Lien Obligations, to permanently repay Indebtedness constituting First Priority Lien Obligations, including Secured Bank Indebtedness (and, if the Indebtedness repaid is revolving Indebtedness, to correspondingly permanently reduce commitments with respect thereto), or (B) if the subject assets do not constitute ABL Collateral that secures First Priority Lien Obligations, or if the subject assets constitute Excluded Assets, as the case may be, to repay Pari Passu Indebtedness; provided, that, if the Issuer or any Guarantor shall so reduce Obligations under Pari Passu Indebtedness, the Issuer shall equally and ratably reduce Obligations under the Securities (x) as provided under the optional redemption provisions of Paragraph 5 of the Security, (y) through open-market purchases (provided, that such purchases are at or above 100% of the principal amount thereof), or (z) by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of Securities, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; and/or”

(ii) replacing the second sentence of Section 4.06(c) in its entirety with the following:

“When the aggregate amount of Notes Collateral Excess Proceeds exceeds $5,000,000, the Issuer shall make an offer to all Holders of Securities (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness (other than Secured Bank Indebtedness)) (a “Notes Collateral Asset Sale Offer”) to purchase the maximum principal amount of Securities (and such Pari Passu Indebtedness) that is at least $50,000 and an integral multiple of $1.00 that may be purchased out of the Notes Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal balance thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06.”

(iii) replacing the second sentence of Section 4.06(d) in its entirety with the following:

“When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Issuer shall make an offer to all Holders of Securities (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Securities (and such Pari Passu Indebtedness) that is at least $50,000 and an integral multiple of $1.00 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal balance thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06.”

(iv) adding the following new clause (j) thereto following Section (i) thereof:

“(j) If the Company or any of its Subsidiaries makes or receives a written proposal or written expression of interest regarding or with respect to any direct or indirect Alba Disposition, including through a sale of assets, a sale of equity interests, or otherwise (an “Alba Disposition Proposal”), the Company shall promptly notify Ropes & Gray LLP (for further distribution to the Holders) of the making or receipt of such Alba Disposition Proposal, which notice shall include the material terms thereof, and the identity of the person or group of persons involved unless the Issuer reasonably believes that disclosure of any such identity is limited pursuant to, or would be in breach of, or prohibited by, or result in any default under, any confidentiality, non-disclosure, or other similar agreement, undertaking or obligation.”, and

(v) adding the following new clause (k) thereto following Section (j) thereof:

“(k) Neither the Issuer nor any of its Subsidiaries shall consummate any direct or indirect sale, conveyance, transfer, investment or other disposition (including by way of monetization or other realization of any benefit, in cash or otherwise) of any Greensill Receivables (including, for the avoidance of doubt, any direct or indirect sale, conveyance, transfer or other disposition of any Subsidiary entitled to such Greensill Receivables or of any Equity Interests in any such Subsidiary or causing any such Subsidiary to be designated as an Unrestricted Subsidiary) to or with any Person that is not a Restricted Subsidiary of the Issuer (a “Third Party Greensill Sale”) unless one or more Holders shall have failed to deliver to the Issuer (via e-mail sent to Paul Hastings LLP, as its counsel) an offer in writing

(a “Holder Greensill Sale Offer”) to consummate a comparable transaction with such Holder or Holders at a price at least as high as, and on terms and subject to documentation at least as favorable, in all material respect, to the Issuer or such Subsidiary as, the price, terms and documentation applicable to such Third Party Greensill Sale (a “Holder Greensill Sale”) within five (5) Business Days of the Issuer delivering e-mail notice to Ropes & Gray LLP (for further distribution to the Holders) of the Issuer’s intent to consummate the applicable Third Party Greensill Sale and the material terms thereof; provided, that, if a Holder Greensill Sale is not actually consummated reasonably promptly after the making of the Holder Greensill Sale Offer relating thereto, the Issuer and its Subsidiaries shall be permitted to consummate a Third Party Greensill Sale at their sole discretion and election, and such Third Party Greensill Sale shall be deemed permitted hereunder notwithstanding the foregoing.”.

(h) Section 1(b) of each of the Securities is hereby amended by replacing the first sentence of Section 1(b) in its entirety with the following:

“The Issuer shall pay interest quarterly in arrears on each Payment Date, commencing July 15, 2022, or on the succeeding Business Day if any such date is not a Business Day; provided, however, that the accrued interest on the Securities that is due and payable on the Payment Date occurring on October 15, 2022 shall be paid in-kind (and not in cash), by the issuance of PIK Securities.”

(i) Section 1(d) of each of the Securities is hereby amended by replacing the first sentence of the first paragraph in its entirety with the following:

“This Security is one of a series of Securities that may be authenticated and delivered for original issue under the Indenture referred to below in an aggregate principal amount not to exceed $145,000,000 plus the aggregate principal amount of PIK Securities, consisting of: (i) an aggregate principal amount of $84,000,000 of Securities issued on the Issue Date (the “Original Securities”), (ii) up to an additional aggregate principal amount of $36,000,000 of Securities issuable thereafter in accordance with Section 2.01(c) of the Indenture (“Additional Securities”), (iii) up to an additional aggregate principal amount of $25,000,000 of Securities issuable thereafter in accordance with Section 2.01(d) of the Indenture (“CE Marking Securities”), and (iv) an aggregate principal amount of $3,987,500 of Securities issued hereunder as payment in-kind of (and in satisfaction of any obligation to make any cash payment in respect of) accrued interest on the Securities that is due and payable on the Payment Date occurring on October 15, 2022 (“PIK Securities”).”

(j) Section 6 of each of the Securities is hereby amended by replacing the second sentence of Section 6 in its entirety with the following:

“Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1.00 in excess of $1,000.”

(k) Section 10 of each of the Securities is hereby amended by replacing the first sentence of Section 10 in its entirety with the following:

“The Securities are in registered form, without coupons, in minimum denominations of $50,000 and any integral multiple of $1,000 in excess thereof (or in respect of any PIK Securities, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).”

ARTICLE 3

EFFECT

Section 3.01. Effect. This Supplemental Indenture shall become effective and binding on the Issuer, the Guarantors, the Trustee, the Collateral Agent and every Holder of the Securities heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture; provided, however, that the amendments set forth in Article 2 of this Supplemental Indenture shall only become operative upon receipt of a DTC Proxy and Consent (as defined in the Consents) in respect of the DTC Securities (as defined in the Consents) beneficially owned by each Consenting Holder, in accordance with the terms and conditions of the Consents. The date on which the amendments set forth in Article 2 of this Supplemental Indenture become operative is referred to herein as the “Operative Date”. The Issuer shall promptly inform the Trustee and the Collateral Agent in writing (which may be by email) of the occurrence of the Operative Date, which notice shall be accompanied by an Officers’ Certificate (which may be a .pdf copy) confirming that each of the conditions described in this Section 3.01 has been satisfied.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Ratification of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. If any provision of this Supplemental Indenture is inconsistent with a provision of the Indenture or the Securities, the terms of this Supplemental Indenture shall govern.

Section 4.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS.

Section 4.03. No Recourse Against Others. No director, officer, employee, manager, member, partner, incorporator or holder of any Equity Interests in the Issuer or in any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or its creation.

Section 4.04. Electronic Means. The parties agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

Section 4.05. Entire Agreement. This Supplemental Indenture, together with the Indenture as amended hereby, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

Section 4.06. Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Securities. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Securities.

Section 4.07. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee or the Collateral Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe Sign (or such other digital signature provider as specified in writing to the Trustee or the Collateral Agent by the authorized representative), in English. The Issuer and Guarantors each agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 4.08. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.09. Trustee’s Disclosure. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Very truly yours, QUOTIENT LIMITED

By:	/s/ Manuel O. Méndez
Name:	Manuel O. Méndez
Title:	Chief Executive Officer

[Quotient – Signature Page to Eighth Supplemental Indenture]

QUOTIENT NETHERLANDS B.V. as Guarantor

By:	/s/ Ali Kiboro
Name:	Ali Kiboro
Title:	Chief Financial Officer

[Quotient – Signature Page to Eighth Supplemental Indenture]

QBD (QS IP) LIMITED, as Guarantor

By:	/s/ Ali Kiboro
Name:	Ali Kiboro
Title:	Chief Financial Officer

[Quotient – Signature Page to Eighth Supplemental Indenture]

QUOTIENT BIODIAGNOSTICS, INC., as Guarantor

By:	/s/ Brian Williamson
Name:	Brian Williamson
Title:	Director

[Quotient – Signature Page to Eighth Supplemental Indenture]

ALBA BIOSCIENCE LIMITED, as Guarantor

By:	/s/ Ali Kiboro
Name:	Ali Kiboro
Title:	Director

[Quotient – Signature Page to Eighth Supplemental Indenture]

QUOTIENT SUISSE SA, as Guarantor

By:	/s/ Manuel O. Méndez
Name:-	Manuel O. Méndez
Title:	Director

[Quotient – Signature Page to Eighth Supplemental Indenture]

QUOTIENT IBERIA, S.L.U., as Guarantor

By:	/s/ Ali Kiboro
Name:	Ali Kiboro
Title:	Director

[Quotient – Signature Page to Eighth Supplemental Indenture]

QUOTIENT MIDDLE-EAST AND AFRICA FZ LLC, as Guarantor

By:	/s/ Mohammad El Khoury
Name:	Mohammad El Khoury
Title:	Director

[Quotient – Signature Page to Eighth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alison D.B.Nadeau
Name:	Alison D.B.Nadeau
Title:	Vice President

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Alison D.B.Nadeau
Name:	Alison D.B.Nadeau
Title:	Vice President

[Signature Page to Supplemental Indenture]

Exhibit A

FORM OF CONSENT

See Attached

Exh. A-1

[Execution version]

CONSENT

November [ ], 2022

Reference is made to the Indenture dated as of October 14, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”) among Quotient Limited, a public limited liability no par value company formed under the laws of Jersey, Channel Islands (the “Issuer”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Indenture.

By signing below, the undersigned hereby acknowledges and agrees, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

1. Representations and Warranties. The undersigned hereby represents and warrants to each of the Trustee, the Collateral Agent, the Issuer and each Guarantor that (i) the undersigned, as of the Record Date (as defined below), owns or beneficially owns, respectively, the principal amount of the Original Securities and the principal amount of the Additional Securities set forth opposite the undersigned’s name under the respective column headings “Principal Amount of Original Securities” and “Principal Amount of Additional Securities” in Schedule 1 attached hereto and, if such Securities are beneficially owned through the book-entry system of The Depository Trust Company (“DTC Securities”), then such Securities are held through The Depository Trust Company participant (the “Participant”) set forth opposite the undersigned’s name under the column heading “Depository Trust Company Participant Name and Number” in Schedule 1 attached hereto (and if nothing is set forth opposite the undersigned’s name under the column heading “Depository Trust Company Participant Name and Number” in Schedule 1 attached hereto then the undersigned does not hold such Securities through the book-entry system of The Depository Trust Company), (ii) the respective CUSIP numbers of such Original Securities and such Additional Securities that are beneficially owned by the undersigned are set forth opposite the undersigned’s name under the respective column headings “Original Securities CUSIP No.” and “Additional Securities CUSIP No.” in Schedule 1 attached hereto, (iii) the undersigned is not the Issuer or an Affiliate of the Issuer, (iv) the undersigned has the full power and authority to provide this Consent with respect to such Securities that are owned or beneficially owned by the undersigned, (v) there are no proxies or other agreements or understandings in effect that limit, restrict or impact the undersigned’s power and authority to provide this Consent with respect to such Securities that are owned or beneficially owned by the undersigned, (vi) this Consent has been duly executed and delivered by the undersigned, and this Consent constitutes a legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, and (vii) each of the Trustee, the Collateral Agent, the Issuer and each Guarantor shall be entitled to rely on this Consent. As used herein, “Record Date” means as of 5:00 p.m. (New York City time) on [ ], 2022.

In addition, the undersigned hereby agrees to and acknowledges the representations, warranties and agreements set forth in Sections 4.1, 4.2, 4.4 and 4.7 of the Purchase Agreement dated October 14, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Purchase Agreement”) among the Issuer, the subsidiaries of the Issuer party thereto and the purchaser(s) party thereto related to the Securities owned or beneficially owned by the undersigned and described on Schedule 1 attached hereto as if such representations, warranties and agreements were made by the undersigned as of the date first written above and as if the references within those Sections to “Notes” were references to the Securities owned or beneficially owned by the undersigned and described on Schedule 1 attached hereto and the Guarantees of such Securities (taking into the account the proposed amendments to the Indenture contemplated by the Supplemental Indenture (as defined below)).

.

2. Approval and Consent. Pursuant to Section 9.02 of the Indenture, the undersigned hereby approves and consents to (i) the supplement to the Indenture as set forth in the Eighth Supplemental Indenture substantially in the form attached hereto as Exhibit A (the “Supplemental Indenture”) and (ii) the execution and delivery of the Supplemental Indenture by U.S. Bank Trust Company, National Association in its capacity as Trustee and Collateral Agent under the Indenture.

3. Authorization of Trustee and Collateral Agent. Each of the Trustee and the Collateral Agent is hereby authorized, empowered and directed by the undersigned to execute and deliver the Supplemental Indenture, and to execute any other documents or take any other actions reasonably necessary in order to effectuate this Consent.

4. Direct and DTC Delivery of Consents. This Consent will be delivered directly to the Issuer, the Guarantors, the Trustee and the Collateral Agent and, following receipt of the requisite consents from consenting owners or beneficial owners of the Securities, the Issuer, the Guarantors, the Trustee, and the Collateral Agent, will execute and deliver the Supplemental Indenture. To allow the Issuer, the Guarantors, the Trustee and the Collateral Agent to further verify the undersigned’s beneficial ownership of any DTC Securities, the undersigned further agrees to promptly instruct the Participant to instruct DTC to issue (or to direct Cede & Co. to issue) a proxy to the Participant in order to enable the undersigned to exercise as of the Record Date the right to consent as the record holder of such DTC Securities in accordance with the applicable procedures of DTC (a “DTC Proxy and Consent”). The Supplemental Indenture provides that the amendments contemplated thereby will not become operative until, among other conditions, a DTC Proxy and Consent is received in respect of the DTC Securities beneficially owned by the undersigned.

5. General Authorization. Any and all actions heretofore or hereafter taken by the Trustee, the Collateral Agent, the Issuer, any Guarantor and/or any officer, director, member, manager, partner, employee, contractor, Affiliate, attorney, representative and/or agent of any of the foregoing consistent with the intent and purpose of the matters approved or consented to in this Consent are hereby ratified, confirmed, approved and consented to in all respects.

6. Effective Date. This Consent shall become effective as of the date first written above.

7. Governing Law; Waiver of Jury Trial. THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS AND RIGHTS OF THE UNDERSIGNED SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS CONSENT. The undersigned hereby submits to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Consent or the transactions contemplated hereby.

8. Miscellaneous. This Consent shall bind the undersigned (and such undersigned’s successors and assigns) and every subsequent owner or beneficial owner of the Securities described on Schedule 1 attached hereto (or portion thereof that evidences the same debt as such Securities). Any and all notices required to take any action in adopting this Consent are hereby waived. The undersigned acknowledges that this Consent constitutes the required notice of the Supplemental Indenture pursuant to Section 9.02(b) of the Indenture. Headings of the Sections of this Consent have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. Delivery of an executed signature page to this Consent by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Consent.

{Signature Page Follows}

The Issuer is joining in the execution and delivery of this Consent to confirm its agreement that it has the requisite corporate power and authority, and has obtained all necessary corporate authorizations, to enter into this agreement and this agreement is a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms.

QUOTIENT LIMITED

By:
Name:
Title:

[Signature Page to Noteholder Consent]

SCHEDULE 1

Name	Depository Trust Company Participant Name and Number	Principal Amount of Original Securities	Original Securities CUSIP No.	Principal Amount of Additional Securities	Additional Securities CUSIP No.

Sch. 1-1